                                                                    EXHIBIT 99.1

                          PHOENIX FOOTWEAR GROUP, INC.
--------------------------------------------------------------------------------

                     PHOENIX FOOTWEAR GROUP, INC. ANNOUNCES
                           SECOND QUARTER 2004 RESULTS

                 - Gross Margin increases to 45.3% from 42.2% -
                   - EPS of $0.12 compares to year ago loss -

                       - Increased EPS guidance for 2004 -

CARLSBAD, CALIFORNIA, August 3, 2004 -- Phoenix Footwear Group, Inc. (AMEX: PXG) announced today consolidated results for the second quarter ended June 26, 2004. Net sales for the second quarter totaled $13.9 million versus $7.6 million for the second quarter of 2003, an increase of $6.3 million or 83.7%. Net sales for the current period include $134,000 of royalty income compared to zero for the prior year period.

The Company's financial results for the second quarter of 2004 resulted in pre-tax income of $1.1 million, compared to a pre-tax loss of ($739,000) in the second quarter of 2003. Net income per diluted share was $0.12 for the second quarter ended June 26, 2004 as compared to a loss of ($0.19) per diluted share for the prior year quarter. The prior year second quarter results included costs associated with the settlement of the dissenting stockholders' litigation and the relocation of the Company's corporate headquarters from Old Town, Maine to Carlsbad, California totaling $939,000 and an interest charge of $346,000 also related to the dissenting stockholders' litigation settlement. Gross margin for the current year second quarter was 45.3%, compared to 42.2% for the second quarter in 2003.

The per share amounts for the second quarter ended June 26, 2004 include the effect of the 699,980 and 71,889 shares of newly issued common stock associated with the H.S. Trask & Co. and Royal Robbins, Inc. acquisitions, respectively, which occurred during the second half of 2003.

James R. Riedman, Chairman, commented, "Our second quarter results reflect our success in integrating recent acquisitions and driving sales growth across our expanded portfolio of niche brands. By aggressively leveraging a shared infrastructure and maintaining a focus on strict cost controls and inventory management, we have continued to generate profitable returns for our shareholders. Our operating income and net income surged during the quarter, highlighting our profit-driven business model."

Mr. Riedman continued, "During the past 12 months, we have taken significant steps to expand our portfolio and position Phoenix Footwear for growth and value creation. We closed on the acquisition of Altama Footwear on July 19th, representing our third major transaction in the past year. An established, growing and profitable player in the military and commercial boot markets, Altama further diversified our revenue stream and enhanced our profitability. We also appointed five, seasoned brand managers during the past year and upgraded our senior management team and Board of Directors. Finally, we streamlined our infrastructure, completed the repositioning of our H.S. Trask(R) product line and launched several brand extensions."

Phoenix Footwear Group Reports Second Quarter Results . . . Page 2

"Given these efforts, we have now moved from an active investment and transition phase to a period where our primary focus is on operating execution and driving organic growth," Riedman continued. "In the second half of 2004 and beyond, we expect the investments we made in our business to become increasingly visible, as we seek to grow our revenues and profits to the benefit of our shareholders."

RESULTS FOR THE SECOND QUARTER ENDED JUNE 26, 2004:

Net sales for the second quarter ended June 26, 2004 increased $6.3 million or 83.7%, increasing to $13.9 million from $7.6 million for the second quarter of 2003. Of this increase $5.9 million is attributable to acquired brand revenue associated with the H.S. Trask(R), Ducks Unlimited(R), and Royal
Robbins(R) brand acquisitions which occurred during the second half of 2003. Giving effect to these acquisitions as if they occurred on January 1, 2003, the Company's brands on a combined basis experienced flat year-over-year pro forma organic net sales growth based on $13.9 million in pro forma net sales for the second quarter ended June 28, 2003. Net sales for the Company's Trotters(R), SoftWalk(R), and Royal Robbins(R) brands increased 11.2% during the current quarter as compared to pro forma net sales for the prior year quarter. This sales percentage increase was offset by decreased sales from the Company's H.S. Trask(R) and Ducks Unlimited(R) brands as compared to the prior year quarter's pro forma net sales, resulting from a sourcing restructuring and product repositioning program which was completed during the current quarter.

Gross margin in the second quarter was 45.3% of net sales, compared to 42.2% in the second quarter of 2003. The increase in gross margin was primarily related to our 2003 brand acquisitions and an improved product sales mix. Selling, general and administrative expenses for the second quarter of 2004 were $5.0 million or 36.2% of net sales, versus $2.6 million or 34.4% of net sales for the second quarter of 2003. This increase was related to increased operating costs associated with supporting a higher sales volume, our recently acquired brands and increased sales, design and management compensation expenses.

During the second quarter of 2004, interest expense totaled $134,000, compared to $386,000 in the comparable prior year period. The prior year second quarter results included an interest charge totaling $346,000 associated with the dissenting stockholders' litigation settlement.

RESULTS FOR THE SIX MONTHS ENDED JUNE 26, 2004

Net sales for the six months ended June 26, 2004 increased $15.8 million or 94.0%, increasing to $32.5 million from $16.8 million for the six months ended June 28, 2003. Of this increase $14.2 million is attributable to acquired brand revenue associated with the H.S. Trask(R), Ducks Unlimited(R), and Royal Robbins(R) brand acquisitions which occurred during the second half of 2003. Giving effect to these acquisitions as if they occurred on January 1, 2003, the Company's brands on a combined basis generated $1.7 million in pro forma organic net sales growth for the six months ended June 26, 2004 or 5.6%, based on $30.8 million in pro forma net sales for the six months ended June 28, 2003. Net sales for the Company's Trotters(R), SoftWalk(R), and Royal Robbins(R) brands increased 11.7% during the six month period ended June 26, 2004, as compared to pro forma net sales for the prior year period. This sales percentage increase was offset by decreased sales from the Company's H.S. Trask(R) and Ducks Unlimited(R) brands as compared to the prior year period's pro forma net sales resulting from a sourcing restructuring and product repositioning program which was completed during the second quarter of 2004.

Phoenix Footwear Group Reports Second Quarter Results . . . Page 3

Gross margin for the six months ended June 26, 2004 was 44.4% of net sales, compared to 43.0% for the six months ended June 28, 2003. The increase in gross margin was primarily related to our 2003 brand acquisitions and an improved product sales mix. Selling, general and administrative expenses for the six months ended June 26, 2004 were $10.8 million or 33.3% of net sales, versus $5.5 million or 32.5% of net sales for the six months ended June 28, 2003. This increase was related to increased operating costs associated with supporting a higher sales volume, our recently acquired brands and increased sales, design and management compensation expenses.

Interest expense amounted to $304,000 for the six months ended June 26, 2004, compared to $452,000 for the six months ended June 28, 2003. The prior year period results included interest charges totaling $376,000 associated with the dissenting stockholders' litigation settlement.

BUSINESS OUTLOOK

In light of SEC Regulations, the Company elects to provide certain forward-looking information in this press release. These statements are based on current information and expectations, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after August 3, 2004. The Company undertakes no obligation to update this information. See further disclaimer below:

"As a result of the addition of Altama Footwear in the third quarter, we have increased our financial guidance for fiscal 2004. We now expect overall revenues of $79 to $89 million for the full-year 2004, compared to our prior guidance of $62 to $67 million. In addition we now expect full-year 2004 Diluted EPS of $1.00 to $1.10, compared to our prior full-year guidance of $0.85 to $0.95 per diluted share. Our updated EPS guidance includes newly issued shares associated with our recently completed secondary offering and Altama acquisition totaling
2.7 million shares."

SECOND QUARTER 2004 CONFERENCE CALL

The Company will host a conference call to discuss its second quarter 2004 results on Tuesday, August 3, 2004 at 11:00 a.m. Eastern Time. To access the conference call, please dial 888-858-4066 (U.S.), 973-935-2402 (Int'l) ten minutes prior to the start time. The conference call will also be available via live webcast on the investor portion of the Company's website, located at www.phoenixfootwear.com. If you cannot listen to the conference call at its scheduled time, there will be a replay available through Tuesday, August 10, 2004, which can be accessed by dialing 877-519-4471 (U.S.), 973-341-3080
(Int'l), passcode 4995779. The webcast will also be archived on the Company's website for one week.

ABOUT PHOENIX FOOTWEAR GROUP, INC.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, designs, develops and markets men's and women's footwear and apparel. The Company's premium brands include the Trotters(R), SoftWalk(R), H.S. Trask(R), Altama(R) and Ducks Unlimited(R) footwear lines and the Royal Robbins(R) and Audubon(R) apparel lines. The Company was ranked by Footwear News as the fastest growing footwear firm during the three-year period of 1999 to year-end 2001, and the 10th most profitable for 2002 based on net margins. Phoenix Footwear Group, Inc. is traded on the American Stock Exchange under the symbol PXG.

Phoenix Footwear Group Reports Second Quarter Results . . . Page 4

FORWARD-LOOKING STATEMENTS:

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected revenues, profits and earnings per share for the full year 2004 and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," "projects," "seeks," or similar expressions. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in Phoenix Footwear's Annual Report on Form 10-K for the fiscal year ended December 27, 2003 filed with the Securities and Exchange Commission (the "SEC"), and in any subsequent reports filed with the SEC, all of which are available at the SEC's website at www.sec.gov. These include without limitation: risks related to our acquisition efforts; changing consumer preferences and fashion trends; competition from other companies in our markets; the concentration of our sales to a relatively small group of customers; the potential financial instability of our customers; our ability to protect our intellectual property rights; the risks of doing business in international markets; our reliance on independent manufacturers; the loss of one or more senior executives; fluctuations in the price, availability and quality of raw materials; a decline in general economic conditions; the difficulty in evaluating our recent operating results given the significance of our recent acquisitions to our operations; the risk of dilution to investors and increased leverage from the financing of any future acquisitions; the risk of foreclosure on our assets by our bank in the event of a default under our secured credit arrangement; the possibility of impairment charges resulting from future adjustments to the value of goodwill recorded in connection with past or future acquisitions; the risk of dilution to stockholders' ownership percentage as the result of the exercise of outstanding stock options; the negative effect on investment value and growth opportunities from a charge to earnings from the compensation of employees under our employee retirement plan; the control over the Company by a principal stockholder; our ability to manage inventory levels; and, fluctuations in our financial results as a result of the seasonality in our business. Although Phoenix Footwear believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Phoenix Footwear or any other person that the objectives and plans of Phoenix Footwear will be achieved. All forward-looking statements included in this press release are based on our current expectations and projections about future events, based on information available at the time of the release, and Phoenix Footwear assumes no obligation to update any forward-looking statement.

The Company has discussed pro forma organic sales growth, which is a non-GAAP financial measure of reported sales based on our pro forma net sales for the first quarter of fiscal 2003. In our measure of pro forma net sales, we have included unaudited prior year period net sales of H.S. Trask and Royal Robbins. This pro forma information is considered a non-GAAP financial measure, but is provided to present the combined companies' results as if they were combined for fiscal 2003. The sales figures for these acquisitions are internally prepared and unaudited, and have not been reviewed by our independent accountants. Management believes that discussing pro forma organic sales growth provides a better understanding of the Company's net sales performance and trends than reported revenue because it allows for more meaningful comparisons of current-period revenue to that of prior periods on a comparable basis.

Phoenix Footwear Group Reports Second Quarter Results . . . Page 5

The non-GAAP financial measures discussed in the preceding paragraph and elsewhere in this report do not replace the presentation of Phoenix Footwear's GAAP financial results and do not necessarily reflect the actual financial results of the combined companies for the periods presented. A reconciliation of the non-GAAP financial measures contained in this report to the most comparable GAAP measures is as follows:

                                            Pro Forma Net Sales   Pro Forma Net Sales
                                           for the Three Months    for the Six Months
                                            Ended June 28, 2003   Ended June 28, 2003
                                           --------------------   -------------------
                                              (in thousands)         (in thousands)
                                                (unaudited)           (unaudited)
Phoenix Footwear Group, Inc. (Actual)             $ 7,552                $16,759
Acquired Brands (H.S. Trask & Co., Royal
  Robbins, Inc.)                                    6,367                 14,044
                                                  -------                -------
Total Net Sales                                   $13,919                $30,803
                                                  =======                =======

                         (See Attached Financial Tables)

CONTACTS:

Kenneth Wolf                            Todd St.Onge
Chief Financial Officer                 Brainerd Communicators, Inc.
Phoenix Footwear Group, Inc.            (212) 986-6667
(760) 602-9688

Phoenix Footwear Group Reports Second Quarter Results . . . Page 6

                           Phoenix Footwear Group, Inc
                 CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                                               FOR THE QUARTER ENDED                        FOR THE SIX MONTHS ENDED
                                                    (UNAUDITED)                                      (UNAUDITED)
                                          JUNE 26,               JUNE 28,                JUNE 26,              JUNE 28,
                                            2004                   2003                   2004                   2003
                                        ------------           ------------           ------------           ------------
NET SALES                               $ 13,876,000   100.0%  $  7,552,000   100.0%  $ 32,514,000   100.0%  $ 16,759,000   100.0%
Cost of goods sold                         7,587,000    54.7%     4,365,000    57.8%    18,079,000    55.6%     9,552,000    57.0%
                                        ------------   -----   ------------   -----   ------------   -----   ------------   -----

GROSS PROFIT                               6,289,000    45.3%     3,187,000    42.2%    14,435,000    44.4%     7,207,000    43.0%

OPERATING EXPENSES:

  Selling and administrative expenses      5,021,000    36.2%     2,601,000    34.4%    10,832,000    33.3%     5,454,000    32.5%
  Other expense, net                          26,000     0.2%       939,000    12.4%        60,000     0.2%     1,415,000     8.4%
                                        ------------   -----   ------------   -----   ------------   -----   ------------   -----
    Total operating expenses               5,047,000    36.4%     3,540,000    46.9%    10,892,000    33.5%     6,869,000    41.0%
                                        ------------           ------------             ----------              ---------    -----
OPERATING INCOME (LOSS)                    1,242,000     9.0%      (353,000)   -4.7%     3,543,000    10.9%       338,000     2.0%

Interest expense                             134,000     1.0%       386,000     5.1%       304,000     0.9%       452,000     2.7%
                                        ------------   -----   ------------   -----   ------------   -----   ------------   -----

EARNINGS (LOSS) BEFORE INCOME TAXES        1,108,000     8.0%      (739,000)   -9.8%     3,239,000    10.0%      (114,000)   -0.7%

Income tax provision (benefit)               465,000                (51,000)             1,360,000                199,000
                                        ------------           ------------           ------------           ------------   -----
NET EARNINGS (LOSS)                     $    643,000     4.6%  $   (688,000)   -9.1%  $  1,879,000     5.8%  $   (313,000)   -1.9%
                                        ============           ============           ============           ============
NET EARNINGS (LOSS) PER SHARE:

Basic                                   $       0.14           $      (0.19)          $       0.41           $      (0.08)
                                        ============           ============           ============           ============
Diluted                                 $       0.12           $      (0.19)          $       0.36           $      (0.08)
                                        ============           ============           ============           ============

Shares outstanding:
Basic                                      4,629,000              3,690,000              4,580,000              3,682,000
Diluted                                    5,322,000              3,690,000              5,221,000              3,682,000

Phoenix Footwear Group Reports Second Quarter Results . . . Page 7

                          Phoenix Footwear Group, Inc.
                      CONSOLIDATED CONDENSED BALANCE SHEETS

                                                       AS OF            AS OF
                                                      JUNE 26,       DECEMBER 27,
                                                       2004             2003
                                                    -----------      -----------
                                                    (UNAUDITED)

ASSETS

Current assets:
    Cash                                            $        --      $ 1,058,000
    Accounts receivable, net                          9,267,000        8,083,000
    Other receivable                                    695,000          530,000
    Inventories, net                                 12,407,000       12,717,000
    Prepaid income tax                                  783,000               --
    Other current assets                              2,297,000          803,000
                                                    -----------      -----------
           Total current assets                      25,449,000       23,191,000

Property, Plant & Equipment, net                      1,899,000        1,623,000
Other assets, net                                        72,000          115,000
Goodwill                                              5,190,000        5,178,000
Unamortized intangibles                               3,820,000        3,820,000
Intangible assets, net                                1,663,000        1,766,000
Other receivable                                        189,000          718,000
                                                    -----------      -----------
                                                    $38,282,000      $36,411,000
                                                    ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                $ 5,365,000      $ 4,782,000
    Accrued expenses                                  1,019,000        1,077,000
    Contingent liability                              1,942,000        1,942,000
    Notes payable - current                           1,656,000        1,661,000
    Deferred income tax                                 195,000          195,000
    Income taxes payable                                     --          111,000
                                                    -----------      -----------
           Total current liabilities                 10,177,000        9,768,000

Notes Payable, non-current                            3,737,000        4,941,000
Note payable - line of credit                         5,200,000        5,480,000
Deferred Income Tax                                   1,235,000        1,235,000
                                                    -----------      -----------
           Total liabilities                         20,349,000       21,424,000

Stockholders' equity                                 17,933,000       14,987,000
                                                    -----------      -----------
                                                    $38,282,000      $36,411,000
                                                    ===========      ===========